EXHIBIT 99.1

PhytoMedical’s BDC-O3 Compound Shown to Elevate HDL, “Good” Cholesterol.

Higher levels of HDL have been cited in prevention of cardiovascular disease, which is accountable for one in every three deaths, and has been ranked as America’s leading cause of death for over a century.

Princeton, NJ – May 16, 2006 – PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6) today announced that research and development of the Company’s proprietary BDC-03 compound has been expanded to include investigations of High Density Lipoproteins (HDL), shown in a study to be favorably elevated by BDC-03.

The results of an initial animal study showed that BDC-03 has pharmacologically active elements that have the potential to reduce body fat percentage, lower cholesterol, and most importantly, increase lean muscle.

The prospective capacity of BDC-03 to induce overall weight gain in the form of lean muscle mass has focused PhytoMedical’s attention to the development of a new compound for the treatment of cachexia, a devastating condition that afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients. In fact, half of all cancer related deaths are a result of cachexia, not the cancer itself.

Subsequent research into BDC-03 has demonstrated elevated levels of HDL, a beneficial effect in the prevention of cardiovascular disease. Based on this favorable data, PhytoMedical will expand it’s research and developmental goals to isolate the active components of BDC-03 that are responsible for increasing HDL levels, with the eventual goal of developing a pharmacologically approved compound to increase HDL.

Raised levels of HDL - often referred to as “good cholesterol” – are important in preventing the dangerous build-up of wax-like, fatty plaque in the inner lining of the artery of the heart.  As a consequence of such build up, arteries become hardened, narrowed, and constricted, all important factors in hypertension, congestive heart failure, heart attacks, and stroke, the primary contributors to cardiovascular disease.

“The prospective health benefits of raising HDL levels are particularly important for the estimated 70 million Americans who have cardiovascular disease,” explained PhytoMedical President and CEO, Mr. Greg Wujek.

“Our research will expand to include active investigation of BDC-03’s ability to raise the levels of HDL ‘good cholesterol’.  HDL plays a significant role in reducing LDL ‘bad cholesterol’ levels.  Unfortunately, current treatment options for raising HDL are limited and can be difficult for patients to tolerate.” stated Mr. Wujek.  “I’m proud to announce the addition of HDL as a therapeutic target for PhytoMedical.”

Independent research scientists and peer reviewed medical journals - including the prestigious Oxford University (UK), the journal Pharmacology & Therapeutics, and the New England Journal of Medicine - have long associated higher levels of HDL with the prevention of cardiovascular disease.

Cardiovascular disease is accountable for one in every three deaths, and has been ranked as America’s leading cause of death for over a century.  The Centers for Disease Control estimate that cardiovascular disease will cost the nation over $403 billion this year alone, and take over 900,000 lives.

ABOUT PHYTOMEDICAL TECHNOLOGIES, INC.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is an early stage research based biopharmaceutical company focused on the identification, acquisition, development and eventual commercialization of innovative plant derived pharmaceutical and nutraceutical compounds targeting cachexia, obesity and diabetes.

An estimated 300 new drugs of world-wide importance, worth over $150 billion, still remain to be discovered amongst the 250,000 species of higher plants found on earth, of which less than 15% have been investigated for bioactive compounds. Presently, twenty of the best selling drugs come from natural sources and 25% of all prescription drugs contain active compounds originally derived from or patterned after compounds derived from plants.

BDC-03 Successful in Increasing Lean Muscle Mass and Reducing Body Fat Percentage

Named BDC-03, PhytoMedical’s first plant derived compound has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in studies of growing animals.

For obese or overweight individuals, BDC-03’s potential capacity to decrease the deposition of fat and lower cholesterol would be a vitally important therapeutic outcome. However, its prospective ability to induce overall weight gain in the form of lean muscle mass may well be the difference between life and death for individuals suffering from cachexia.

Cachexia, which is characterized by dramatic weight loss, not only of fatty tissue, but also muscle tissue and bone, is among the most devastating and life-threatening aspects of AIDS and cancer. Once the body loses 30% of its lean muscle mass, major organs are affected, resulting in death.

Sadly, cachexia afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients. In fact, half of all cancer related deaths are a result of cachexia, not the cancer itself.

Polyphenolic Compounds Increase Sugar Metabolism by a Factor of 20

Diabetes, which results from the body’s inability to produce enough insulin or use it efficiently, affects 18.2 million people in the United States, or 6.3% of the population (American Diabetes Association).  The Centers for Disease Control and Prevention expects this number to rise to over 30 million by 2030. As the leading cause of end-stage renal disease, blindness and lower limb amputations, diabetes now costs the health care system over $132 billion each year – nearly one out of every ten health care dollars spent in the United States.

While the causes of diabetes are not entirely clear, it is known that diet plays a key role in the prevention and cure of diabetes.  In fact, research studies have shown that aqueous extracts of the most commonly consumed spice, cinnamon, improves the action of insulin and helps to control risk factors associated with diabetes including, glucose, insulin, cholesterol, triglycerides and related variables.

A study published in Diabetes Care, a journal of the American Diabetes Association, showed that as little as one gram a day of cinnamon – one-fourth of a teaspoon twice a day – can lower blood sugar by an average of 18 to 29 percent, triglycerides (fatty acids in the blood) by 23 to 30 percent, LDL (or “bad”) cholesterol by 7 to 27 percent and total cholesterol by 12 to 26 percent. Changes in HDL (“good”) cholesterol were not significant. Amazingly, the study found that the beneficial effects of cinnamon lasted for at least 20 days after people stopped taking it.

Through a Cooperative Research and Development Agreement, PhytoMedical is working towards synthesizing the active components found in cinnamon and characterizing their beneficial health effects in cell cultures systems, animals and ultimately humans.

At present, the Company does not currently have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that PhytoMedical will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.   The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

PhytoMedical Technologies, Inc.

Ms. Karley L. Smith, Shareholder Communications

Phone: (800) 611-3388

Web Site: www.PhytoMedical.com